Exhibit 10.1

17 CFR 240.24b-2, confidential information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Data Mining Facility Leasing Agreement
Party A: MGT Capital Investments, Inc.
Attention: Stephen Schaeffer and Robert B. Ladd
Address:. 512 S. Mangum Street, Suite 408, Durham, NC 27701
Contact.: sschaeffer@mgtci.com
Party B: 3G Venture LLC
Attention: John Chen
Address: XXXX, Colorado Springs, Colorado, CO XXXX
Contact: XXXX
Article 1: Subject of this Agreement
1.1 Party A entrusts Party B to provide facility to host Party A’s six thousand (6,000) bitcoin computing servers (hereinafter referred to as the “Server” or “Servers”).
Article 2: Rights and Obligations of the Parties
2.1 Party A’s Rights and Obligations
2.1.1 Party A shall purchase and assemble the Servers, provide the running software, and deliver the Servers to the address designated by Party B, at Party A’s own cost.
2.1.2 The Servers hosted by Party B shall be owned by Party A and not infringe the right of any third party. With the exception of damages caused by Party B, Party A is responsible to pay for the purchase of any replacement parts and components for the Servers. The on-going repairing services of any malfunctioning Servers shall be performed by Party A.
2.1.3 Party A will pay a minimum monthly Hosting Service Fee (as hereinafter defined) of $50,000 for occupying the property describer in Section 3.2. Party A has sole control and responsibility for testing and operation of its Servers. Except for non-performance by Party B of initial installation, the untimely installation or non-operation of Party A’s Servers relieve Party A of its obligation to pay the minimum monthly Hosting Service Fee.
2.1.4 Party A will maintain appropriate insurance that is of an amount at least equal to the replacement value of the Servers; and any business loss and interruption insurance in an amount sufficient to compensate Party A for loss of hosting services.
2.1.5 Party A shall submit its contact person and on-site manager hereunder to Party B.
Party A’s contact person: Stephen Schaeffer, sschaeffer@mgtci.com, XXXX
Party A’s on-site manager: To be provided prior to occupancy.
2.2 Party B’s Rights and Obligations
2.2.1 In order to ensure the normal operation of Party A’s Servers. Party B shall provide Party A with machine rooms, professional technology and management personnel, power facilities support, network connectivity and support, security monitoring, server for mining pool and other services. Party B shall provide sufficient cooling and ventilation within the room specified in Section 3.2 in order to allow the Servers to operate within 80% of rated output. Party B shall submit its contact person and technical head hereunder to Party A.

1

Exhibit 10.1

17 CFR 240.24b-2, confidential information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

2.2.2 Party B may, in its sole discretion, assist Party A in performing light duties or correcting minor problems with respect to the equipment, at no additional charge. Party B may, in its sole discretion, assist Party A in performing other duties, pursuant to a separately executed professional services agreement.
2.2.3 Party B shall provide Party A 277 V power supplies for the Servers at a cost of $15 for each unit, payable at the time of initial installation (the “277V Charge”).
2.2.4 Party B shall provide Party A and its designees with 24/7 access to the property described in Section 3.2
Party B’s contact person: John Chen, XXXX, XXXX
Party B’s technical head: To be provided prior to occupancy.
Article 3: Models, Quantity and Deployment of the Servers
3.1 The specific models and quantity of Party A’s Servers shall be provided in the Article 4.3 of this Agreement.
3.2 The room where the Servers are hosted will be located at: The standalone “10 MW room” at XXXX, Colorado Springs, Colorado, XXXX USA. Party A shall have exclusive occupancy of this room during the Term of this Agreement. Party A, at its option, may erect or place identifying signage within a reasonable vicinity of the room.
3.3 Where Party A intends to sell or transfer the Servers hosted during the Term of this Agreement, it shall notify Party B thirty (30) days in advance and pay off the hosting service fee incurred in the hosting period. Party B shall cooperate with Party A’s sale or transfer, and Party B shall assist with the installing and removing of the Servers provided that Party A shall pay $12.50 USD for each Server as the assistance fee. Where Party A intends to sell the Servers, Party B shall have the right of first refusal at the same price. Upon the sell or transfer of all the Servers, this Agreement shall be automatically terminated.
Article 4: Service Fees and Payment Terms
4.1 Any and all the amounts hereunder shall be in US dollars.
4.2 The hosting service fee shall be calculated in the following formula based on the power consumption of Party A’s Servers and the supporting facilities: Daily hosting service fee = each Server’s power consumption*quantity of Servers hosted*24(hours)*unit hosting fee, where the unit hosting fee is [***]/kWh. (the “Hosting Service Fee”). In addition, Party A shall pay a one-time charge of $12.50 USD per Server for machine setup, and shall pay such charge to Party B at the time of initial installation (the Setup Charge”).
4.3 The specific model / quantity / monthly hosting service fee of the Servers hosted by Party B is as shown below:

Model/Quantity	Hosting Price	Item Description
6,000 Antminers	US$[***]/kWh	Units of Antminers S9 (i / j) with the estimated total power consumption of 1500W for each unit.
TOTAL DUE: US $[***] or Based on Actual Electric Meter Consumption Data, such Data to be provided to Party A as soon as practical after each billing cycle from the utility provider.
Notes: Monthly Hosting Service Fee is calculated based on the assumption that each month is 30 days. Hosting Service Fee is subject to a minimum amount specified in Section 2.1.3

2

Exhibit 10.1

17 CFR 240.24b-2, confidential information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

4.4 In the event of the fall of Bitcoin price or the increase of Bitcoin network difficulty, which leads to the Hosting Service Fee for 24 hours is more than or equal to 90% of the Server’s PPS earnings (the calculation formula of PPS earnings is specified in https://www.antpool.com/support.htm) in such 24 hours, the two Parties shall re-negotiate the unit Hosting Service Fee. If both Parties fail to reach an agreement, Party A may at any time request to suspend this Agreement. Party B shall not charge Party A for any expenses other than the hosting service fees, removal expenses and transportation expenses that have occurred. In the event that the power price increases due to the reasons uncontrolled by Party B (including but not limited to the government or Colorado Springs Utilities actions), both parties shall re-negotiate the unit Hosting Service Fee and adjust it accordingly. If both Parties fail to reach an agreement through negotiation, either Party shall have the right to terminate this Agreement.

4.5 Party A shall make an initial payment of $[***] within 48 hours of execution of this Agreement, representing a security deposit to be refunded at termination, or otherwise credited to any outstanding obligations of Party A to Party B. Additionally, upon delivery of the Servers, and prior to initial installation, Party A shall make a second payment equal to the sum of the 277V Charge and the Setup Charge. Lastly, upon completion of initial installation, and immediately following Server startup, Party A shall make a payment of [***], representing the estimated Hosting Service Fee for the first month. Thereafter, the Hosting Service Fee shall be pre-paid by Party A on each one month anniversary of the payment of the first monthly payment. Any overages or shortages based on Actual Meter Consumption Data shall be trued up on at least a bi-monthly basis. All payments shall be paid in US Dollars by wire transfer to the bank account identified below by Party B:

XXXX

XXXX

XXXX

XXXX

XXXX

4.6 Each Party shall bear its own taxes and fees hereunder, including, without limitation, income taxes, business taxes, etc.
Article 5: Term and Termination
5.1 This Agreement shall become effective upon affixation of each Party’s signature.
5.2 The Term of this Agreement shall be from November 1, 2018 to November 1, 2020.
5.3 If one of the following events occurs to either Party, the other Party shall be entitled to terminate this Agreement by sending a written notice to such Party, and this Agreement shall be terminated upon the service of such notice:
(1) either Party is in bankruptcy, restructuring, deregistration, revocation of its business license, merge, dissolution etc.; or
(2) either Party materially breaches this Agreement which results in its failure to perform the material obligations hereunder.
5.4 Upon the termination of this Agreement, Party B shall assist with Party A with the remove and transportation of the Servers at Party A’s cost, while Party A shall settle all incurred hosting service fees.
Article 6: Liabilities for Breach
6.1 Party A shall pay the Hosting Service Fee on time during the Term of this Agreement. In case of Party A’s payment in arrears for more than five (5) days, upon one day’s written notice, Party B shall be entitled to turn off Party A’s Servers. In case of Party A’s payment in arrears for more than ten (10) days, upon one day’s written notice, Party B shall be entitled to remove Party B’s Servers off the shelves, and Party A shall pay a daily overdue fee at 0.1% of the amount unpaid additionally thereafter. In such a case, Party A shall be liable for the related costs and losses incurred therefrom.

3

Exhibit 10.1

17 CFR 240.24b-2, confidential information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

6.2 Upon the termination of this Agreement, Party A shall remove the Servers from Party B’s machine room within thirty (30) days. Otherwise, Party A shall be deemed to abandon the ownership of its Servers, and the Servers shall be owned by Party B thereafter.
6.3 Party B shall use its reasonable effort to take care of the safety of Party A’s Servers during the hosting period. If any Server(s) is/are missing due to Party B’s willful misconduct or gross negligence, Party B shall compensate Party A for the missing Server(s) based on its(their) market value.
Article 7: Settlement of Disputes
This Agreement shall be interpreted and enforced according to the laws of United States. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and resolved by arbitration under the rules and procedures established in the State of Colorado.
Article 8: Limitations of Liability
8.1 Personal Injury: Each Party A’s representative and any other person visiting the Premises does so at his or her own risk and Party B will not be liable for any harm to such persons.
8.2 Liability: In no event will Party B be liable to Party A, any third party or otherwise, for any incidental, special punitive, indirect or consequential damages, including lost revenue, lost profits, damage to customer equipment, loss of technology, loss of data, non-deliveries, or any way related to the services, even if advised of the possibility of such damages, whether under any theory of contract, tort (including negligence), strict liability or otherwise. In no event will Party B’s aggregate liability arising from or related to this Agreement under any theory of liability exceed the amount paid by Party A for the services which are the subject of the dispute in the six (6) months immediately preceding the date on which the subject claim arose. These limitations will apply despite the failure of the essential purpose of any remedy.
Article 9: Force Majeure
8.1 In case of either Party’s failure to perform, or delay in the performance of, this Agreement in whole or in part, as agreed due to a Force Majeure Event, the Party affected by the Force Majeure Event shall inform the other Party in writing within five (5) days from the date of the occurrence of such Force Majeure Event, and shall provide the other Party with the proof of its failure or delay, in whole or in part, within twenty (20) days from the date of the occurrence of such Force Majeure Event.
8.2 Upon the occurrence of a Force Majeure Event, the Party suffering from the Force Majeure Event may suspend the performance of its obligations hereunder within the period of delay caused by such Force Majeure Event, in which case the suspension shall not be deemed to be a breach. The Party suffering from the Force Majeure Event shall take all necessary measures to minimize the losses incurred to the other Party and shall resume the performance of this Agreement promptly after termination of the Force Majeure Event, unless the performance of this Agreement is impossible or unnecessary.
8.3 For the purpose of this article, a “Force Majeure Event” refers to any unforeseeable, unavoidable or insurmountable event, including natural disasters, including, but not limited to, flood, volcanic eruption, earthquake, landslide, fire, heavy storm or extreme cold or hot weather conditions, or any other natural disaster; abnormal social events, including, but not limited to, war, strike, riot, etc.; government acts, including, but not limited to, government intervention, restriction, ban, flood discharge, unexpected interruptions of power supply or network caused by the telecommunications or electric utility companies.

4

Exhibit 10.1

17 CFR 240.24b-2, confidential information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Article 10: Confidentiality

9.1 With the exception of disclosure required pursuant to Securities and Exchange Commission regulations, each Party shall keep confidential any of the information and documents provided by the other Party and the terms and conditions of this Agreement. It is presently contemplated that execution of this Agreement will be deemed a Material Agreement by the SEC and Party A will file a Form 8-K within four days of execution. Further, at any time following execution, either Party may announce by press release or otherwise the substance of this Agreement, subject to the approval of the other Party, such approval which shall not be unreasonably withheld.

In case of either Party’s breach of its confidential obligation, the Breaching Party shall be held liable for any and all the direct and indirect losses incurred to the other Party therefrom.

Article 11: Interpretation
10.1 The termination of this Agreement or invalidation of any term hereof, shall not affect the validity of any provision hereunder regarding the interpretation on this Agreement, liabilities for breach, governing law, compensation or dispute settlement hereunder.
10.2 If any term of this Agreement is or becomes invalid, illegal or unenforceable under any applicable law, all other terms hereof shall remain in force. In such a case, the Parties shall replace such invalid, illegal or unenforceable term by a new term which is valid, legal and enforceable under the applicable law and comes closest to the original intention and purpose hereof.
10.3 The understanding and interpretation of this Agreement shall be based on the purpose and the original text hereof and the prevailing understanding and practice of the industry, and all the terms hereof and the relevant attachment(s) hereto shall be understood and interpreted as a whole.
Article 12: Supplementary
11.1 This Agreement shall enter into effect as of the date of signature by the Parties’ authorized representatives.
11.2 Any scanned copy, photocopy, faxed copy, etc., of the original, shall have the same legal effect as the original upon execution.
11.3 This Agreement is made and executed in duplicate, each of which has the same legal effect.
(The following part is left blank intentionally for signature)

Party A: MGT CAPITAL INVESTMENTS, INC.	Party B: 3G VENTURE LLC
By: /s/ Stephen Schaeffer	By: /s/ John Chen
Name: Stephen Schaeffer	Name: John Chen
Title: Chief Operating Officer	Title: Manager
Date: October 23, 2018	Date: October 22, 2018

5